EXHIBIT 3.1


        AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF DYNCORP

           FIRST:  The name of the corporation is DynCorp.


          SECOND: Its registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent are The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.


          THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").


          FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is 19,243,711 shares, consisting of four classes of capital stock:

          (i) 3,500,000 shares of 17% Redeemable Pay-in-Kind
Class A Preferred Stock, par value $0.10 per share (the "Class A
Preferred Stock");

          (ii) 620,000 shares of 18% Redeemable Pay-in-Kind Class
B Preferred Stock, par value $24.25 per share (the "Class B
Preferred Stock");

          (iii) 123,711 shares of Class C Convertible Preferred
Stock, par value $0.10 per share (the "Class C Preferred Stock";
and

          (iv) 15,000,000 shares of Common Stock, par value $0.10 per share (the "Common Stock").

The designations, preferences, powers, qualifications, special or relative rights or privileges of the Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Common Stock shall be as follows:

A.   Class A Preferred Stock

     1. Rank. The Class A Preferred Stock shall, with respect to the payment of dividends, mandatory redemption payments and rights upon liquidation, dissolution or winding up of the affairs of the corporation rank (i) senior and prior to the Class B Preferred Stock (except with respect to mandatory redemption payments for Class B Preferred Stock), the Class C Preferred Stock, the Common Stock and to any other class or series of capital stock of the corporation hereafter issued unless the terms of such class or series of capital stock of the corporation specifically provide that shares of such class or series shall rank prior to or on a parity with the shares of Class A Preferred Stock (shares of Class B Preferred Stock, Class C Preferred Stock, Common Stock and any other class or series of capital stock of the corporation hereafter issued the terms of which do not specifically provide that shares of such class or series shall rank prior to or on a parity with the shares of Class A Preferred Stock are collectively referred to in this Section A of Article FOURTH as the "Junior Securities"); (ii) on a parity with any other class or series of capital stock of the corporation hereafter issued for fair value as determined by the Board of Directors the terms of which specifically provide that shares of such class or series shall rank on a parity with the shares of Class A Preferred Stock (shares of such class or series are collectively referred to in this Section A of Article FOURTH as the "Parity Securities"); and (iii) junior to any other class or series of capital stock of the corporation hereafter issued with the consent of the holders of a majority of the outstanding shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock pursuant to subparagraph (b) of paragraph 5 hereof the terms of which specifically provide that shares of such class or series shall rank senior to shares of Class A Preferred Stock (shares of such class or series are collectively referred to in this Section A of Article FOURTH as the "Senior Securities").

     2.   Dividends.

          (a) From and after the date of issuance, the holders of outstanding shares of Class A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, to the extent permitted under the DGCL, and before any dividend or other distribution is declared or paid with respect to the outstanding Junior Securities, cumulative dividends payable quarterly in arrears on March 31, June 30, September 30 and December 31 in each year (each such date is referred to herein as a "Dividend Payment Date" and the quarterly period between consecutive Dividend Payment Dates is referred to herein as a "Dividend Period") commencing on [June 30, 1988]. The per annum dividend rate on outstanding shares of Class A Preferred Stock shall be 17% of the Redemption Price per share thereof as defined in subparagraph (a) of paragraph 4 hereof (the "Class A Rate"). The amount of dividends payable on shares of Class A Preferred Stock shall be calculated (a) for each full quarterly Dividend Period during which such shares are outstanding by dividing by four the Class A Rate per share and (b) for each Dividend Period which is less than a full quarter during which such shares are outstanding by multiplying the Class A Rate by a fraction, the numerator of which is the actual number of days elapsed in such quarter and the denominator of which is 365. Such dividends shall be payable to the holders of record of outstanding shares of Class A Preferred Stock as their names shall appear on the stock register of the corporation on such record date, not more than sixty or less than ten days preceding each such Dividend Payment Date, as shall be fixed by the Board of Directors in advance of payment of each such dividend. Any dividend payments made with respect to shares of Class A Preferred Stock for (i) any Dividend Period ending prior to the seventh anniversary of the date of the initial issuance of the Class A Preferred Stock and (ii) that portion of the next succeeding Dividend Period which ends on the seventh anniversary of the date of the initial issuance of the Class A Preferred Stock, may be made, in the sole discretion of the corporation, in cash or, in whole or in part, in additional fully paid and nonassessable shares of Class A Preferred Stock at the rate of 0.04 of a share for each $1.00 of such dividend not paid in cash, and the issuance of such additional shares of Class A Preferred Stock (notwithstanding the amount of net proceeds received with respect to the Fractional Shares (as hereinafter defined) as described below) shall constitute payment in full of such dividend. All dividends paid in cash, in additional shares of Class A Preferred Stock or in any combination thereof shall be paid pro rata to the holders of outstanding shares of Class A Preferred Stock entitled thereto. All shares of Class A Preferred Stock issued as a dividend on the outstanding shares of Class A Preferred Stock (including shares sold pursuant to the next sentence), will when so issued be duly authorized, validly issued, fully paid and nonassessable and free of all liens and charges. In lieu of issuing certificates representing fractions of a share of Class A Preferred Stock ("Fractional Shares") in payment of any dividend on Class A Preferred Stock, at the option of the corporation, each record holder of Class A Preferred Stock otherwise entitled to receive a Fractional Share with respect to a dividend payable thereon, shall receive payment in cash equal to such holder's proportionate interest in the net proceeds received from the sale or sales in the open market or pursuant to an auction process (at the direction of the corporation) by an agent selected by the corporation on behalf of all such holders of the Fractional Shares otherwise payable as a dividend. If the corporation so elects, the holders of Class A Preferred Stock shall have no other right against the corporation related to such sale other than the receipt of their proportionate interest in such sale.

          (b) Dividends on outstanding shares of Class A Preferred Stock shall be fully cumulative and shall accrue, whether or not declared, from the respective dates of issuance of such shares of Class A Preferred Stock until paid. Accumulated unpaid dividends for past Dividend Periods may be declared by the Board of Directors and paid to the holders of record of outstanding shares of Class A Preferred Stock as their names shall appear on the stock register of the corporation on such record date, not more than sixty or less than ten days preceding the date of payment, as shall be fixed by the Board of Directors, whether or not such date is a Dividend Payment Date. Holders of outstanding shares of Class A Preferred Stock shall not be entitled to receive any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends to which such holders are entitled as herein provided. No interest or sum of money in lieu of interest shall be payable in respect of any accumulated unpaid dividends on outstanding shares of Class A Preferred Stock.

          (c) Dividends shall not be paid on the outstanding shares of Class A Preferred Stock for any Dividend Period in which dividends for any prior Dividend Period have not been paid in full on any Senior Securities or Parity Securities from time to time outstanding; provided, however, that in the event such failure to pay accrued dividends is with respect only to Parity Securities, cash dividends may be declared, paid or set apart for payment, without interest, pro rata on shares of the Class A Preferred Stock and outstanding shares of such Parity Securities so that the amounts of any cash dividends declared, paid or set apart for payment on outstanding shares of Class A Preferred Stock and outstanding shares of such Parity Securities shall in all cases bear to each other the same ratio that, at the time of such declaration, payment or setting apart for payment, the amounts of all accrued but unpaid cash dividends on outstanding shares of Class A Preferred Stock and outstanding shares of such Parity Securities bear to each other.

          (d) So long as any shares of Class A Preferred Stock are outstanding, the corporation shall not (i) except as set forth in subparagraph (c) of this paragraph 2, declare, pay or set apart for payment any dividend on any outstanding Parity Securities or Junior Securities (other than a dividend which is payable in shares of Parity Securities or Junior Securities) or
(ii) except with respect to redemption payments for outstanding shares of Class B Preferred Stock (a) make any payment on account of, or set apart for payment, money for a sinking or other similar fund for the purchase, redemption, retirement or other acquisition for value of any of, or redeem, purchase, retire or otherwise acquire for value any of, any outstanding Parity Securities or Junior Securities or any convertible securities, warrants, rights, calls or options exercisable for or convertible into any Parity Securities or Junior Securities, (b) make any distribution in respect of any outstanding Parity Securities or Junior Securities or any convertible securities, warrants, rights, calls or options exercisable for or convertible into any Parity Securities or Junior Securities, in any such case either directly or indirectly, and whether in cash, obligations or shares of the corporation or other property (other than distributions or dividends of a particular class or series of Parity Securities or Junior Securities) or (c) permit any corporation or other entity directly or indirectly controlled by the corporation to purchase, redeem or otherwise acquire for value any outstanding Parity Securities or Junior Securities or any convertible securities, warrants, rights, calls or options exercisable for or convertible into any Parity Securities or Junior Securities, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption, retirement, other acquisition for value or distribution described in clause (i) and clause (ii) above, as the case may be, all accrued and unpaid dividends, if any, on outstanding shares of Class A Preferred Stock to the date fixed for such declaration, payment, setting apart for payment, purchase, redemption, retirement, other acquisition for value or distribution described in clause (i) and clause (ii) above shall have been paid in full; provided, however, that nothing contained herein shall limit or restrict the corporation from purchasing, redeeming or otherwise retiring, to the extent required by law or by contractual obligation, any shares of capital stock of the corporation distributed by the corporation's employee stock ownership plan to participants in such plan.

          (e) Subject to the foregoing provisions of this paragraph 2, the Board of Directors may declare and the corporation may pay or set apart for payment dividends and other distributions on any Parity Securities or Junior Securities and may purchase or otherwise acquire any Parity Securities or Junior Securities or any convertible securities, warrants, rights, calls or options exercisable for or convertible into any Parity Securities or Junior Securities and the holders of outstanding shares of Class A Preferred Stock shall not be entitled to share therein.

     3.   Liquidation.

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, before any distribution or payment shall be made to the holders of any outstanding Junior Securities, subject to the rights of creditors, the holders of outstanding shares of Class A Preferred Stock shall be entitled to be paid out of the assets of the corporation available for distribution to stockholders, an amount in cash equal to $25.00 per share, together with an amount in cash equal to all accrued but unpaid dividends on such shares to the date fixed for the liquidation, dissolution or winding up of the affairs of the corporation; provided, however, that the holders of outstanding shares of Class A Preferred Stock shall not be entitled to receive such preferential liquidation payments until the preferential liquidation payments on all outstanding Senior Securities have been paid in full. Except as provided in the preceding sentence, the holders of outstanding shares of Class A Preferred Stock shall not be entitled to any distribution in the event of the liquidation, dissolution or winding up of the affairs of the corporation. If, upon any such liquidation, dissolution or winding up of the affairs of the corporation, the assets of the corporation available for distribution to the holders of outstanding shares of Class A Preferred Stock and outstanding Parity Securities shall be insufficient to permit the payment in full to such holders and to the holders of any Parity Securities of the full amount of the preferential liquidation amounts to which they are then entitled, the entire assets of the corporation thus available for distribution shall be distributed among the holders of outstanding shares of Class A Preferred Stock and Parity Securities ratably in proportion to the full amount to which such holders would otherwise be entitled if such assets were sufficient to permit payment in full. After the payment of all preferential liquidation amounts to which the holders of outstanding shares of Class A Preferred Stock shall be entitled, such holders shall not be entitled to any further participation in any distribution of the assets of the corporation to its stockholders.

          (b) For purposes of this paragraph 3, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the corporation nor the consolidation or merger of the corporation with or into any other corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the affairs of the corporation.

     4.   Redemption.

          (a) The outstanding shares of Class A Preferred Stock shall be subject to optional redemption by the corporation, in whole or in part, at any time and from time to time as hereinafter provided in this subparagraph (a) of paragraph 4; provided, however, that so long as any shares of Class B Preferred Stock are outstanding, the Corporation may not make any optional redemption of outstanding shares of Class A Preferred Stock. The price at which outstanding shares of Class A Preferred Stock may be redeemed pursuant to this subparagraph (a) of paragraph 4 shall be $25.00 per share (the "Redemption Price"), together with an amount in cash equal to all accrued but unpaid dividends on such shares to the date fixed for such redemption, without interest (each such date being referred to herein as an "Optional Redemption Date"). The shares of outstanding Class A Preferred Stock to be redeemed by the corporation on any Optional Redemption Date shall be selected by the corporation; provided, however, that to the extent practicable such redemptions shall be made ratably among the holders of outstanding shares of Class A Preferred Stock, in proportion to the number of shares of Class A Preferred Stock held by each such holder.

          (b) Commencing June 30, 1999 and on each June 30 thereafter through June 30, 2003 (each such date being herein referred to as a "Mandatory Redemption Date"), prior to the payment of any required mandatory redemption payment then due with respect to outstanding Junior Securities, the corporation shall, to the extent permitted by the DGCL, redeem such number of outstanding shares of Class A Preferred Stock as shall be equal to 20% of the highest number of shares of Class A Preferred Stock outstanding at any time. Notwithstanding the foregoing, the holders of outstanding shares of Class A Preferred Stock shall not be entitled to receive such mandatory redemption payments until all required mandatory redemption payments then due with respect to outstanding Senior Securities and Class B Preferred Stock have been paid in full. The shares of outstanding Class A Preferred Stock to be redeemed by the corporation on any Mandatory Redemption Date shall be selected by the corporation; provided, however, that to the extent practicable such redemptions shall be made ratably among the holders of outstanding shares of Class A Preferred Stock, in proportion to the number of shares of Class A Preferred Stock held by each such holder. The corporation shall, at its option as hereinafter provided, be entitled to credit against the number of shares of Class A Preferred Stock to be redeemed on any Mandatory Redemption Date as provided in the immediately preceding sentences, shares of Class A Preferred Stock acquired on or prior to such Mandatory Redemption Date by the corporation through purchase in the open market or privately, redemption pursuant to subparagraph (a) of this paragraph 4, or otherwise and not previously credited against any mandatory redemption obligations of the corporation. Shares so acquired shall be credited against the number of shares to be redeemed on each Mandatory Redemption Date in the chronological order of such Mandatory Redemption Dates. The price at which outstanding shares of Class A Preferred Stock shall be redeemed pursuant to this subparagraph
(b) of paragraph 4 shall be the Redemption Price, together with all accrued but unpaid dividends on such shares to the date fixed for such redemption, without interest.

          (c) Notice of redemption of outstanding shares of Class A Preferred Stock pursuant to subparagraphs (a) or (b) of this paragraph 4 shall be sent by or on behalf of the corporation, postage prepaid, to the holders of record of outstanding shares of Class A Preferred Stock selected for redemption not less than thirty or more than sixty days prior to the applicable Optional Redemption Date or Mandatory Redemption Date, as the case may be. Such notice shall specify the applicable Optional Redemption Date or Mandatory Redemption Date, as the case may be, the number of shares of Class A Preferred Stock held by such holder which are to be redeemed and the place at which such shares are to be surrendered for redemption on the applicable Optional Redemption Date or Mandatory Redemption Date, as the case may be. If less than all of the shares of Class A Preferred Stock represented by a certificate or certificates surrendered for redemption are to be redeemed, the corporation shall issue and deliver to or upon the written order of the holder of the certificate or certificates surrendered for redemption a replacement certificate or certificates representing the shares of Class A Preferred Stock not redeemed as soon as practicable following the applicable Optional Redemption Date or Mandatory Redemption Date, as the case may be. Notice having been so given, from and after the date specified in such notice as the Optional Redemption Date or Mandatory Redemption Date, as the case may be, unless default shall be made by the corporation on the applicable Optional Redemption Date or Mandatory Redemption Date, as the case may be, in providing funds for the payment of the Redemption Price payable pursuant to such notice, all dividends on the shares of Class A Preferred Stock thereby called for redemption shall cease to accrue, and from and after the applicable Optional Redemption Date or Mandatory Redemption Date, as the case may be, so specified, unless default shall be made by the corporation as aforesaid, all rights of the holders of the shares of Class A Preferred Stock called for redemption, except the right to receive the Redemption Price in respect of such shares, shall cease and terminate.

          (d) Shares of Class A Preferred Stock which have been issued and reacquired by the corporation in any manner, including shares purchased or redeemed pursuant to the provisions of this paragraph 4, shall be cancelled and shall not be reissued, and the stated capital of the corporation shall be reduced in accordance with Sections 243 and 244 of the DGCL.

     5.   Voting Rights.

          (a) Except as otherwise provided by the DGCL and by subparagraphs (b) and (c) of this paragraph 5, the holders of outstanding shares of Class A Preferred Stock shall not be entitled to vote on or otherwise consent to any matter requiring the vote or consent of the stockholders of the corporation under the laws of the State of Delaware.

          (b) So long as any shares of Class A Preferred Stock are outstanding, the corporation will not (i) without the affirmative consent or vote at an annual or special meeting of stockholders (a "Vote") of the holders of at least a majority of the outstanding shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock (excluding treasury shares and shares held by subsidiaries of the corporation), voting as a class, create any class or series of capital stock ranking prior to the Class A Preferred Stock as to dividends, redemption payments or upon the liquidation, dissolution or winding up of the affairs of the corporation, or (ii) without a Vote of the holders of at least a majority of the outstanding shares of Class A Preferred Stock (excluding treasury shares and shares held by subsidiaries of the corporation), voting as a class, amend, alter or repeal the corporation's Certificate of Incorporation to affect adversely the powers, rights or preferences of the shares of Class A Preferred Stock.

          (c) In the event that the corporation shall be delinquent in the payment of dividends with respect to shares of Class A Preferred Stock in an aggregate amount equal to the amount of dividends payable for at least four full Dividend Periods, the holders of outstanding shares of Class A Preferred Stock, voting as a class, shall be entitled to elect one director of the corporation until all accrued dividends from prior Dividend Periods shall have been paid. Upon the vesting of the right of the holders of outstanding shares of Class A Preferred Stock to elect one director, the maximum authorized number of members of the Board of Directors of the corporation shall automatically be increased by one and the one vacancy so created shall be filled by vote of the holders of outstanding shares of Class A Preferred Stock (either alone or together with the holders of shares of any one or more other classes or series of Parity Securities hereafter issued the terms of which provide for the right to vote, together with the holders of outstanding shares of Class A Preferred Stock, for one director in the event of delinquent payment of four quarterly dividends, without distinction as to class or series) as hereinafter set forth. If there shall not be one director serving who has been elected by the holders of outstanding shares of Class A Preferred Stock, voting as a class (together with holders of Parity Securities, if applicable), at any time when such holders shall be entitled to elect one director of the corporation, a meeting of the stockholders of the corporation shall be held for the election of such director at the request in writing of any holder of outstanding shares of Class A Preferred Stock (or Parity Securities, if applicable), addressed to the Secretary of the corporation, as soon as practicable after the receipt of such request and after notice similar to that then provided in the By-Laws of the corporation for holding a special meeting of stockholders. At such meeting, the holders of outstanding shares of Class A Preferred Stock (together with holders of Parity Securities, if applicable) shall be entitled to elect one director, and if at such meeting other directors are to be elected, the holders of capital stock of the corporation entitled to vote with respect to the election of such other directors shall be entitled to elect the remaining directors, except as the rights of the holders of such capital stock may be further limited by the provisions of any other outstanding security, by the Certificate of Incorporation or By-Laws of the corporation, or by operation of the General Corporation Law of the State of Delaware. At any meeting at which the holders of Class A Preferred Stock (together with the holders of outstanding Parity Securities, if applicable) shall be entitled to elect one director, each holder of shares of Class A Preferred Stock (and Parity Securities, if applicable) shall be entitled to one vote per share, the holders of a majority of the then outstanding shares of Class A Preferred Stock (together with the holders of a majority of outstanding Parity Securities, if applicable) shall be sufficient to constitute a quorum, whether present in person or by proxy, and the vote of the holders of a majority of the shares of Class A Preferred Stock (and the holders of a majority of outstanding Parity Securities, if applicable) so present or represented at any such meeting at which there shall be a quorum shall be sufficient to elect one director. Whenever all arrearages in payment of quarterly dividends on the shares of Class A Preferred Stock shall have been paid, the shares of Class A Preferred Stock shall thereupon be divested of the right to elect one director as hereinabove provided and such director so elected by the holders of shares of Class A Preferred Stock (together with the holders of outstanding Parity Securities, if applicable) shall thereupon cease to be a director of the corporation (and the number of members of the Board of Directors shall automatically be reduced accordingly) subject to revesting in the event of subsequent arrearages which result in the right to so elect one director under the first sentence of this subparagraph (c) of paragraph 5.

B.   Class B Preferred Stock

     1. Rank. The Class B Preferred Stock shall, with respect to the payment of dividends, mandatory redemption and upon the liquidation, dissolution or winding up of the affairs of the corporation rank (i) senior and prior to the Class C Preferred Stock, the Common Stock and to any other class or series of capital stock of the corporation hereafter issued unless the terms of such class or series of capital stock of the corporation specifically provide that shares of such class or series shall rank prior to or on a parity with the shares of Class B Preferred Stock (shares of Class C Preferred Stock, Common Stock and any other class or series of capital stock of the corporation hereafter issued the terms of which do not specifically provide that shares of such class or series shall rank prior to or on a parity with the shares of Class B Preferred Stock are collectively referred to in this Section B of Article FOURTH as the "Junior Securities"); (ii) on a parity with any other class or series of capital stock of the corporation hereafter issued for fair value as determined by the Board of Directors the terms of which specifically provide that shares of such class or series shall rank on a parity with the shares of Class B Preferred Stock (shares of such class or series are collectively referred to in this Section B of Article FOURTH as the "Parity Securities"); and
(iii) junior to the Class A Preferred Stock (except with respect to redemption payments for Class B Preferred Stock), and to any other class or series of capital stock of the corporation hereafter issued with the consent of the holders of a majority of the outstanding shares of Class B Preferred Stock and Class C Preferred Stock pursuant to subparagraph (b) of paragraph 6 hereof the terms of which specifically provide that shares of such class or series shall rank senior to shares of Class B Preferred Stock (shares of Class A Preferred Stock and such class or series are collectively referred to in this Section B of Article FOURTH as the "Senior Securities").

     2.   Dividends.

          (a) From and after the date of issuance, the holders of outstanding shares of Class B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, to the extent permitted under the DGCL and before any dividend or other distribution is declared or paid with respect to the outstanding Junior Securities, cumulative dividends payable quarterly in arrears on March 31, June 30, September 30 and December 31 in each year (each such date is referred to herein as a "Dividend Payment Date" and the quarterly period between consecutive Dividend Payment Dates is referred to herein as a "Dividend Period") commencing June 30, 1988. The per annum dividend rate on outstanding shares of Class B Preferred Stock shall be 18% of the Redemption Price per share thereof as defined in subparagraph (a) of paragraph 4 hereof (the "Class B Rate"). The amount of dividends payable on shares of Class B Preferred Stock shall be calculated (a) for each full quarterly Dividend Period during which such shares are outstanding by dividing by four the Class B Rate per share and (b) for each Dividend Period which is less than a full quarter during which such shares are outstanding by multiplying the Class B Rate by a fraction, the numerator of which is the actual number of days elapsed in such quarter and the denominator of which is 365. Such dividends shall be payable to the holders of record of outstanding shares of Class B Preferred Stock as their names shall appear on the stock register of the corporation on such record date, not more than sixty or less than ten days preceding each such Dividend Payment Date, as shall be fixed by the Board of Directors in advance of payment of each such dividend. Any dividend payments made with respect to shares of Class B Preferred Stock for any Dividend Period ending on or prior to June 30, 1995 may be made, in the sole discretion of the corporation, in cash or, in whole or in part, in additional fully paid and nonassessable shares of Class B Preferred Stock at the rate of 0.04124 of a share for each $1.00 of such dividend not paid in cash, and the issuance of such additional shares of Class B Preferred Stock (notwithstanding the amount of net proceeds received with respect to the Fractional Shares (as hereinafter defined) as described below) shall constitute payment in full of such dividend. All dividends paid in cash, in additional shares of Class B Preferred Stock or in any combination thereof shall be paid pro rata to the holders of outstanding shares of Class B Preferred Stock entitled thereto. All shares of Class B Preferred Stock issued as a dividend on the outstanding shares of Class B Preferred Stock (including shares sold pursuant to the next sentence), will, when so issued be duly authorized, validly issued, fully paid and nonassessable and free of all liens and charges. In lieu of issuing certificates representing fractions of a share of Class B Preferred Stock ("Fractional Shares") in payment of any dividend on Class B Preferred Stock, at the option of the corporation, each record holder of Class B Preferred Stock otherwise entitled to receive a Fractional Share with respect to a dividend payable thereon, shall receive payment in cash equal to such holder's proportionate interest in the net proceeds received from the sale or sales in the open market or pursuant to an auction process (at the direction of the corporation) by an agent selected by the corporation on behalf of all such holders of the Fractional Shares otherwise payable as a dividend. If the corporation so elects, the holders of Class B Preferred Stock shall have no other right against the corporation related to such sale other than the receipt of their proportionate interest in such sale.

          (b) Dividends on outstanding shares of Class B Preferred Stock shall be fully cumulative and shall accrue, whether or not declared, from the respective dates of issuance of such shares of Class B Preferred Stock until paid. Accumulated unpaid dividends for past Dividend Periods may be declared by the Board of Directors and paid to the holders of record of outstanding shares of Class B Preferred Stock as their names shall appear on the stock register of the corporation on such record date, not more than sixty or less than ten days preceding the date of payment, as shall be fixed by the Board of Directors, whether or not such date is a Dividend Payment Date. Holders of outstanding shares of Class B Preferred Stock shall not be entitled to receive any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends to which such holders are entitled as herein provided. No interest or sum of money in lieu of interest shall be payable in respect of any accumulated unpaid dividends on outstanding shares of Class B Preferred Stock.

          (c) Dividends shall not be paid on the outstanding shares of Class B Preferred Stock for any Dividend Period in which dividends for any prior Dividend Period have not been paid in full on any Senior Securities or Parity Securities; provided, however, that in the event such failure to pay accrued dividends is with respect only to Parity Securities, cash dividends may be declared, paid or set apart for payment, without interest, pro rata on shares of Class B Preferred Stock and outstanding shares of such Parity Securities so that the amounts of any cash dividends declared, paid or set apart for payment on outstanding shares of Class B Preferred Stock and outstanding shares of such Parity Securities shall in all cases bear to each other the same ratio that, at the time of such declaration, payment or setting apart for payment, the amounts of all accrued but unpaid cash dividends on outstanding shares of Class B Preferred Stock and outstanding shares of such Parity Securities bear to each other.

          (d) So long as any shares of Class B Preferred Stock are outstanding, the corporation shall not (i) except as set forth in subparagraph (c) of this paragraph 2, declare, pay or set apart for payment any dividend on any outstanding Parity Securities or Junior Securities (other than a dividend which is payable in shares of Parity Securities or Junior Securities),
(ii) make any payment on account of, or set apart for payment, money for a sinking or other similar fund for the purchase, redemption, retirement or other acquisition for value of any of, or redeem, purchase, retire or otherwise acquire for value any of, any outstanding Parity Securities or Junior Securities or any convertible securities, warrants, rights, calls or options exercisable for or convertible into any Parity Securities or Junior Securities, (iii) make any distribution in respect of any outstanding Parity Securities or Junior Securities or any convertible securities, warrants, rights, calls or options exercisable for or convertible into any Parity Securities or Junior Securities, in any such case either directly or indirectly, and whether in cash, obligations or shares of the corporation or other property (other than distributions or dividends of a particular class or series of Parity Securities or Junior Securities), or (iv) permit any corporation or other entity directly or indirectly controlled by the corporation to purchase, redeem or otherwise acquire for value any outstanding Parity Securities or Junior Securities or any convertible securities, warrants, rights, calls or options exercisable for or convertible into any Parity Securities or Junior Securities, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption, retirement, other acquisition for value or distribution described in clauses
(i) through (iv) above, as the case may be, all accrued and unpaid dividends, if any, on outstanding shares of Class B Preferred Stock to the date fixed for such declaration, payment, setting apart for payment, purchase, redemption, retirement, other acquisition for value or distribution described in clause
(i) and clause (ii) above shall have been paid in full; provided, however, that nothing contained herein shall limit or restrict the corporation from purchasing, redeeming or otherwise retiring, to the extent required by law or contractual obligation, any shares of capital stock of the corporation distributed by the corporation's employee stock ownership plan to participants in such plan.

          (e) Subject to the foregoing provisions of this paragraph 2, the Board of Directors may declare and the corporation may pay or set apart for payment dividends and other distributions on any Parity Securities or Junior Securities and may purchase or otherwise acquire any Parity Securities or Junior Securities or any convertible securities, warrants, rights, calls or options exercisable for or convertible into any Parity Securities or Junior Securities and the holders of outstanding shares of Class B Preferred Stock shall not be entitled to share therein.

     3.   Liquidation.

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, before any distribution or payment shall be made to the holders of any outstanding Junior Securities, subject to the rights of creditors, the holders of outstanding shares of Class B Preferred Stock shall be entitled to be paid out of the assets of the corporation available for distribution to stockholders, an amount in cash equal to $24.25 per share together with an amount in cash equal to all accrued but unpaid dividends on such shares to the date fixed for the liquidation, dissolution or winding up of the affairs of the corporation; provided, however, that the holders of outstanding shares of Class B Preferred Stock shall not be entitled to receive such preferential liquidation payments until the preferential liquidation payments on all outstanding Senior Securities have been paid in full. Except as provided in the preceding sentence, the holders of outstanding shares of Class B Preferred Stock shall not be entitled to any distribution in the event of the liquidation, dissolution or winding up of the affairs of the corporation. If, upon any such liquidation, dissolution or winding up of the affairs of the corporation, the assets of the corporation available for distribution to the holders of outstanding shares of Class B Preferred Stock and outstanding Parity Securities shall be insufficient to permit the payment in full to such holders and to the holders of any Parity Securities of the full amount of the preferential liquidation amounts to which they are then entitled, the entire assets of the corporation thus distributable shall be distributed among the holders of outstanding shares of Class B Preferred Stock and Parity Securities ratably in proportion to the full amount to which such holders would otherwise be entitled if such assets were sufficient to permit payment in full. After the payment of all preferential liquidation amounts to which the holders of outstanding shares of Class B Preferred Stock shall be entitled, such holders shall not be entitled to any further participation in any distribution of the assets of the corporation to its stockholders.

          (b) For purposes of this paragraph 3, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the corporation nor the consolidation or merger of the corporation with or into any other corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the affairs of the corporation.

     4.   Redemption.

          (a) The outstanding shares of Class B Preferred Stock shall be subject to optional redemption by the corporation, in whole or in part, at any time and from time to time as hereinafter provided in this subparagraph (a) of paragraph 4, provided that dividends on the Class A Preferred Stock for all Dividend Periods ending on or prior to the date of such redemption shall have been paid in full prior to such redemption. The price at which outstanding shares of Class B Preferred Stock may be redeemed pursuant to this subparagraph (a) shall be $24.25 per share (the "Redemption Price"), together with an amount in cash equal to all accrued but unpaid dividends on such shares to the date fixed for such redemption, without interest (each such date being referred to herein as an "Optional Redemption Date"). The shares of outstanding Class B Preferred Stock to be redeemed by the corporation on any Optional Redemption Date shall be selected by the corporation; provided, however, that such redemptions shall be made ratably among the holders of outstanding shares of Class B Preferred Stock, in proportion to the number of shares of Class B Preferred Stock held by each such holder, to the extent practicable.

          (b) The outstanding shares of Class B Preferred Stock shall be subject to mandatory redemption by the corporation on a single date (such date being herein referred to as the "First Mandatory Redemption Date") beginning on the Initial B Redemption Date (as such term is defined in the Credit Agreement dated as of March 2, 1988 among the corporation, Bankers Trust Company as Agent and the banks listed on Schedule I thereto, (as such agreement is in effect on the date hereof, the "Credit Agreement"), a copy of which is on file with the secretary of corporation) and ending on the date occurring 90 days after such Initial B Redemption Date; provided that such redemption may be made only on the terms and subject to the conditions set forth in
Section 11.03(a)(ii) of the Credit Agreement, and provided further that dividends on the Class A Preferred Stock for all Dividend Periods ending on or prior to the First Mandatory Redemption Date shall have been paid in full prior to such redemption. The number of outstanding shares of Class B Preferred Stock to be redeemed pursuant to this subparagraph (b) of paragraph 4 shall be the number of shares, rounded to the nearest whole share, obtained by dividing the dollar amount of funds available for such redemption by the Redemption Price. The shares of outstanding Class B Preferred Stock to be redeemed by the corporation on the First Mandatory Redemption Date shall be selected by the corporation; provided, however, that such redemption shall be made ratably among the holders of outstanding shares of Class B Preferred Stock, in proportion to the number of shares of Class B Preferred Stock held by each such holder, to the extent practicable. The corporation shall, at its option as hereinafter provided, be entitled to credit against the number of shares of Class B Preferred Stock to be redeemed on the First Mandatory Redemption Date as provided in the immediately preceding sentences, shares of Class B Preferred Stock acquired on or prior to the First Mandatory Redemption Date by the corporation through purchase in the open market or privately, redemption pursuant to subparagraph (a) of this paragraph 4, or otherwise. The price at which outstanding shares of Class B Preferred Stock shall be redeemed pursuant to this subparagraph
(b) of Paragraph 4 shall be the Redemption Price, together with all accrued but unpaid dividends on such shares to the date fixed for such redemption, without interest.

          (c) Commencing June 30, 1995 and on each June 30 thereafter through June 30, 1998 (each such date being herein referred to as a "Mandatory Redemption Date"), prior to the payment of any required mandatory redemption payment then due with respect to outstanding Junior Securities, the corporation shall, to the extent permitted by the DGCL, redeem such number of outstanding shares of Class B Preferred Stock as shall be equal to 25% of the number of shares of Class B Preferred Stock outstanding at June 30, 1995 (or, if less than such number of shares shall be outstanding on any such Mandatory Redemption Date, all shares of Class B Preferred Stock outstanding on such date). Notwithstanding the foregoing, the holders of outstanding shares of Class B Preferred Stock shall not be entitled to receive such mandatory redemption payments until (i) all required mandatory redemption payments then due with respect to outstanding Senior Securities, excluding the Class A Preferred Stock, and (ii) dividends on the Class A Preferred Stock for all Dividend Periods ending on or prior to the date of such redemption shall have been paid in full. The shares of outstanding Class B Preferred Stock to be redeemed by the corporation on any Mandatory Redemption Date shall be selected by the corporation; provided, however, that such redemptions shall be made ratably among the holders of outstanding shares of Class B Preferred Stock, in proportion to the number of shares of Class B Preferred Stock held by each such holder, to the extent practicable. The price at which outstanding shares of Class B Preferred Stock shall be redeemed pursuant to this subparagraph
(c) of paragraph 4 shall be the Redemption Price, together with all accrued but unpaid dividends on such shares to the date fixed for such redemption, without interest.

          (d) Notice of redemption of outstanding shares of Class B Preferred Stock pursuant to subparagraphs (a), (b) and (c) of this paragraph 4 shall be sent by or on behalf of the corporation, postage prepaid, to the holders of record of outstanding shares of Class B Preferred Stock selected for redemption (i) in the case of the First Mandatory Redemption Date, not less than ten or more than twenty days prior to the First Mandatory Redemption Date and (ii) in the case of any Optional Redemption Date or Mandatory Redemption Date, not less than thirty or more than sixty days prior to the applicable Optional Redemption Date or Mandatory Redemption Date, as the case may be. Such notice shall specify the First Mandatory Redemption Date or the applicable Optional Redemption Date or Mandatory Redemption Date, as the case may be, the number of shares of Class B Preferred Stock held by such holder which are to be redeemed and the place at which such shares are to be surrendered for redemption on the First Mandatory Redemption Date or the applicable Optional Redemption Date or Mandatory Redemption Date, as the case may be. If less than all of the shares of Class B Preferred Stock represented by a certificate or certificates surrendered for redemption are to be redeemed, the corporation shall issue and deliver to or upon the written order of the holder of the certificate or certificates surrendered for redemption a replacement certificate or certificates representing the shares of Class B Preferred Stock not redeemed as soon as practicable following the First Mandatory Redemption Date or the applicable Optional Redemption Date or Mandatory Redemption Date, as the case may be. Notice having been so given, from and after the date specified in such notice as the First Mandatory Redemption Date, Optional Redemption Date or Mandatory Redemption Date, as the case may be, unless default shall be made by the corporation on the First Mandatory Redemption Date or the applicable Optional Redemption Date or Mandatory Redemption Date, as the case may be, in providing funds for the payment of the Redemption Price payable pursuant to such notice, all dividends on the shares of Class B Preferred Stock thereby called for redemption shall cease to accrue, and from and after the First Mandatory Redemption Date or the applicable Optional Redemption Date or Mandatory Redemption Date, as the case may be, so specified, unless default shall be made by the corporation as aforesaid, all rights of the holders of the shares of Class B Preferred Stock called for redemption, except the right to receive the Redemption Price in respect of such shares, shall cease and terminate.

          (e) Shares of Class B Preferred Stock which have been issued and reacquired by the corporation in any manner, including shares purchased or redeemed pursuant to the provisions of this paragraph 4, shall be retired and shall not be reissued, and the stated capital of the corporation shall be reduced in accordance with Sections 243 and 244 of the DGCL.

     5.   Exchange.

          (a) At any time on or after (i) the First Mandatory Redemption Date or (ii) if the corporation shall determine that no shares of Class B Preferred Stock are redeemable pursuant to subparagraph (b) of paragraph 4 of this Section B of Article FOURTH, the date of such determination, each share of Class B Preferred Stock shall be exchangeable, at the option of the holder thereof, for 16% Pay-in-Kind Junior Subordinated Debentures of the corporation due 2003 (the "Debentures"), which Debentures shall be issued pursuant to the Indenture which also governs all Debentures theretofore issued by the corporation or an Indenture having substantially identical terms; provided however, no such exchange shall be permitted (i) if a Default or Event of Default exists under the Credit Agreement on the date of any proposed exchange or would result from such exchange and (ii) unless the corporation shall have delivered to the Required Banks (as defined in the Credit Agreement) the opinions or letters required by section 11.05 (vii)(b) of the Credit Agreement. The number of Debentures for which a share of Class B Preferred Stock shall be exchanged shall be equal to the number obtained by dividing (a) the Redemption Price (as set forth in subparagraph
(a) of paragraph 4 in this Section B of Article FOURTH) per share of Class B Preferred Stock to be exchanged, plus accrued and unpaid dividends to the Exchange Date (as hereinafter defined) payable thereon by (b) the market value of one of the Debentures to be issued upon such exchange (determined as of the date of exchange by a nationally recognized investment banking or independent appraisal firm selected by the corporation and reasonably satisfactory to a majority of the holders of the shares of Class B Preferred Stock then being exchanged for Debentures).

          (b) To exercise such exchange option, the holder of shares of Class B Preferred Stock shall surrender the certificate or certificates representing the shares of Class B Preferred Stock to be exchanged, duly endorsed for transfer to the corporation, at the principal executive office of the corporation and shall give written notice, postage prepaid, by certified or registered mail, return receipt requested, or by hand delivery, to the corporation at its principal executive office, of the election of such holder to exchange all or a portion of the shares of Class B Preferred Stock represented by the certificate or certificates surrendered into Debentures which notice shall set forth the name or names in which the certificate or certificates representing the Debentures to be issued upon exchange are to be issued. Exchange shall be deemed to have been effected on the date of receipt by the corporation of such notice together with the certificate or certificates surrendered for exchange (the "Exchange Date"). As promptly as practicable thereafter, the corporation shall issue to or upon the written order of such holder, a certificate or certificates for the aggregate principal amount of Debentures to which such holder is entitled. The exchange of shares of Class B Preferred Stock into Debentures shall be deemed to be effective, and such holder, or the person or persons designated by such holder, shall cease to be a holder of record of shares of Class B Preferred Stock and shall be deemed to have become a holder of record of the Debentures issuable upon exchange of such shares of Class B Preferred Stock, on the applicable Exchange Date unless the transfer books of the corporation are closed on such date, in which event such holder shall be deemed to have become a holder of record of Debentures issued upon exchange of the shares of Class B Preferred Stock on the next succeeding date on which the transfer books of the corporation are open. Upon exchange of only a portion of the number of shares of Class B Preferred Stock represented by a certificate or certificates surrendered for exchange, the corporation shall issue and deliver to or upon the written order of the holder of the certificate or certificates so surrendered a new certificate or certificates representing the number of shares of Class B Preferred Stock not so exchanged.

     6.   Voting Rights.

          (a) Except as otherwise provided by the DGCL and by subparagraphs (b) and (c) of this paragraph 6, the holders of outstanding shares of Class B Preferred Stock shall not be entitled to vote on or otherwise consent to any matter requiring the vote or consent of the stockholders of the corporation under the laws of the State of Delaware.

          (b) So long as any shares of Class B Preferred Stock are outstanding, the corporation will not, (i) without the affirmative consent or vote at an annual or special meeting of stockholders (a "Vote") of the holders of at least a majority of the outstanding shares of Class B Preferred Stock and Class C Preferred Stock (excluding treasury shares and shares held by subsidiaries of the corporation), voting as a class, create any class or series of capital stock ranking prior to the Class B Preferred Stock but junior to the Class A Preferred Stock as to dividends, mandatory redemption payments or upon the liquidation, dissolution or winding up of the affairs of the corporation, or
(ii) without a Vote of the holders of at least a majority of the outstanding shares of Class B Preferred Stock (excluding treasury shares and shares held by subsidiaries of the corporation), voting as a class, amend, alter or repeal the corporation's Certificate of Incorporation to affect adversely the powers, rights or preferences of the shares of Class B Preferred Stock.

          (c) In the event that the corporation shall be delinquent in the payment of dividends with respect to shares of Class B Preferred Stock in an aggregate amount equal to the amount of dividends payable for at least four full Dividend Periods, the holders of outstanding shares of Class B Preferred Stock, voting as a class, shall be entitled, as their sole remedy, to elect two directors of the corporation until all accrued dividends from prior Dividend Periods shall have been paid. Upon the vesting of the right of the holders of outstanding shares of Class B Preferred Stock to elect two directors, the maximum authorized number of members of the Board of Directors of the corporation shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of outstanding shares of Class B Preferred Stock as hereinafter set forth. If there shall not be two directors serving who have been elected by the holders of outstanding shares of Class B Preferred Stock, voting as a class, at any time when such holders shall be entitled to elect two directors of the corporation, a meeting of the stockholders of the corporation shall be held for the election of such directors at the request in writing of any holder of outstanding shares of Class B Preferred Stock, addressed to the Secretary of the corporation, as soon as practicable after the receipt of such request and after notice similar to that then provided in the By-Laws of the corporation for holding a special meeting of stockholders. At such meeting, the holders of outstanding shares of Class B Preferred Stock shall be entitled to elect two directors, and if at such meeting other directors are to be elected, the holders of capital stock of the corporation entitled to vote with respect to the election of such other directors shall be entitled to elect the remaining directors, except as the rights of the holders of such capital stock may be further limited by the provisions of any other outstanding security, by the Certificate of Incorporation or By-Laws of the corporation, or by operation of the DGCL. At any meeting at which the holders of Class B Preferred Stock shall be entitled to elect two directors, each holder of shares of Class B Preferred Stock shall be entitled to one vote per share, the holders of a majority of the then outstanding shares of Class B Preferred Stock shall be sufficient to constitute a quorum, whether present in person or by proxy, and the vote of the holders of a majority of the shares of Class B Preferred Stock so present or represented at any such meeting at which there shall be a quorum shall be sufficient to elect two directors. Whenever all arrearages in payment of quarterly dividends on the shares of Class B Preferred Stock shall have been paid, the shares of Class B Preferred Stock shall thereupon be divested of the right to elect two directors as hereinabove provided and such directors so elected by the holders of shares of Class B Preferred Stock shall thereupon cease to be directors of the corporation (and the number of members of the Board of Directors shall automatically be reduced accordingly) subject to revesting in the event of subsequent arrearages which result in the right to so elect two directors under the first sentence of this subparagraph (c) of paragraph 6.

C.   Class C Preferred Stock

     1. Rank. The shares of Class C Preferred Stock shall, upon the liquidation, dissolution or winding up of the affairs of the corporation, rank (i) senior and prior to the Common Stock and to any other class or series of capital stock of the corporation hereafter issued unless the terms of such class or series of capital stock of the corporation specifically provide that shares of such class or series shall rank prior to or on a parity with the shares of Class C Preferred Stock (shares of Common Stock and any other class or series of capital stock of the corporation the terms of which do not specifically provide that shares of such class or series shall rank prior to or on a parity with the shares of Class C Preferred Stock are collectively referred to in this Section C of Article FOURTH as the "Junior Securities"); (ii) on a parity with any other class or series of capital stock of the corporation hereafter issued for fair value as determined by the Board of Directors the terms of which specifically provide that shares of such class or series shall rank on a parity with the shares of Class C Preferred Stock (shares of such class or series are collectively referred to in this Section C of Article FOURTH as the "Parity Securities"); and
(iii) junior to the Class A Preferred Stock, the Class B Preferred Stock and to any other class or series of capital stock of the corporation hereafter issued with the consent of the holders of a majority of the outstanding shares of Class C Preferred Stock pursuant to subparagraph (c) of paragraph 5 hereof the terms of which specifically provide that shares of such class or series shall rank senior to shares of Class C Preferred Stock (shares of Class A Preferred Stock, Class B Preferred Stock and any other class or series of capital stock of the corporation hereafter issued the terms of which provide that shares of such class or series shall rank prior to shares of Class C Preferred Stock are collectively referred to in this Section C of Article FOURTH as the "Senior Securities").

     2.   Dividends.

          (a) From and after the date of issuance, the holders of outstanding shares of Class C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, to the extent permitted under the DGCL, cumulative cash dividends in the amount of $4.365 per annum per share of Class C Preferred Stock. Dividends on outstanding shares of Class C Preferred Stock shall be fully cumulative and shall accrue, whether or not declared, from the respective dates of issuance of such shares of Class C Preferred Stock until paid. Accumulated unpaid dividends shall compound quarterly from each March 31, June 30, September 30 and December 31 at the rate of 18% per annum. For purposes of this Paragraph 2(a), shares of Class C Preferred Stock issued by the corporation upon the consummation of the merger of DME Holdings, Inc. into DynCorp shall be deemed to have been issued on March 11, 1988. Dividends shall be computed on the basis of a 365-day year and the actual number of days elapsed.

          (b) Accumulated and unpaid dividends shall be declared by the Board of Directors and paid to the holders of record of outstanding shares of Class C Preferred Stock on each dividend payment date selected by the Board of Directors of the corporation (each such date is referred to herein as a "Common Dividend Payment Date") for payment of cash dividends on any outstanding shares of Common Stock. On each Common Dividend Payment Date, each holder of outstanding shares of Class C Preferred Stock shall be entitled to receive dividends on its shares of Class C Preferred Stock in an aggregate amount equal to the aggregate amount of dividends that such holder would have been entitled to receive if all of such holder's shares of Class C Preferred Stock had been converted to Common Stock pursuant to Paragraph 4 of this Section C of Article FOURTH immediately prior to the payment of such dividend, provided that the aggregate amount of such dividends shall not in any event exceed the aggregate amount of accrued and unpaid dividends computed in accordance with Paragraph 2(a) of this Section C of Article Fourth. Such dividends shall be payable to the holders of record of outstanding shares of Class C Preferred Stock as their names shall appear on the stock register of the corporation on such record date, not more than sixty or less than ten days preceding each such Dividend Payment Date, as shall be fixed by the Board of Directors in advance of payment of each such dividend. All dividends shall be paid pro rata to the holders of outstanding shares of Class C Preferred Stock entitled thereto. Dividends shall not be declared or paid with respect to Class C Preferred Stock except in connection with the payment of dividends on Common Stock as provided in this Paragraph 2(b).

          (c) Dividends shall not be paid on the outstanding shares of Class C Preferred Stock for any period in which dividends for the current or any prior period or mandatory redemption payments due in the current or any prior period have not been paid in full on any outstanding Senior Securities.

          (d) Subject to the foregoing provisions of this paragraph 2, the Board of Directors may declare and the corporation may pay or set apart for payment dividends and other distributions on any Parity Securities or Junior Securities and may purchase or otherwise acquire any Parity Securities or Junior Securities or any convertible securities, warrants, rights, calls or options exercisable for or convertible into any Parity Securities or Junior Securities and the holders of outstanding shares of Class C Preferred Stock shall not be entitled to share therein.

     3.   Liquidation.

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, before any distribution or payment shall be made to the holders of any outstanding Junior Securities, subject to the rights of creditors, the holders of outstanding shares of Class C Preferred Stock shall be entitled to be paid out of the assets of the corporation available for distribution to stockholders, an amount in cash equal to $24.25 per share, together with an amount in cash equal to all accrued but unpaid dividends on such shares to the date fixed for the liquidation, dissolution or winding up of the affairs of the corporation; provided, however, that the holders of outstanding shares of Class C Preferred Stock shall not be entitled to receive such preferential liquidation payments until the preferential liquidation payments on all outstanding Senior Securities have been paid in full. Except as provided in the first sentence of this paragraph, the holders of outstanding shares of Class C Preferred Stock shall not be entitled to any distribution in the event of the liquidation, dissolution or winding up of the affairs of the corporation. If, upon any such liquidation, dissolution or winding up of the affairs of the corporation, the assets of the corporation available for distribution to the holders of outstanding shares of Class C Preferred Stock and outstanding Parity Securities shall be insufficient to permit the payment in full to such holders and to the holders of any Parity Securities of the full amount of the preferential liquidation amounts to which they are then entitled, the entire assets of the corporation thus distributable shall be distributed among the holders of outstanding shares of Class C Preferred Stock and Parity Securities ratably in proportion to the full amount to which such holders would otherwise be entitled if such assets were sufficient to permit payment in full. After the payment of all preferential liquidation amounts to which the holders of outstanding shares of Class C Preferred Stock shall be entitled, such holders shall not be entitled to any further participation in any distribution of the assets of the corporation to its stockholders.

          (b) For purposes of this paragraph 3, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the corporation nor the consolidation or merger of the corporation with or into any other corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the affairs of the corporation.

     4.   Conversion.

          (a) From and after the date of issuance, each share of Class C Preferred Stock shall be convertible, at the option of the holder thereof, into one fully paid and nonassessable share of Common Stock, subject to adjustment as hereinafter set forth in subparagraph (d) of this paragraph 4 and, to the extent provided in subparagraph (e) of this paragraph 4, into a warrant or option to purchase shares of Common Stock.

          (b) To exercise such conversion option, the holder of shares of Class C Preferred Stock shall surrender the certificate or certificates representing the shares of Class C Preferred Stock to be converted, duly endorsed for transfer to the corporation, at the principal executive office of the corporation and shall give written notice, postage prepaid, by certified or registered mail, return receipt requested, or by hand delivery, to the corporation at its principal executive office, of the election of such holder to convert all or a portion of the shares of Class C Preferred Stock represented by the certificate or certificates surrendered into shares of Common Stock which notice shall set forth the name or names in which the certificate or certificates representing the shares of Common Stock to be issued upon conversion are to be issued. Conversion shall be deemed to have been effected on the date of receipt by the corporation of such notice and the certificate or certificates to be surrendered for conversion (the "Conversion Date"). As promptly as practicable thereafter, the corporation shall issue to or upon the written order of such holder, (i) a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and (ii) a certificate or certificates or other appropriate instrument representing the number of warrants and or options, if any, to which such holder is entitled. The conversion of shares of Class C Preferred Stock into shares of Common Stock shall be deemed to be effective and such holder, or the person or persons designated by such holder, shall be deemed to have become a holder of record of the shares of Common Stock issuable upon conversion of such shares of Class C Preferred Stock at the beginning of business on the applicable Conversion Date unless the transfer books of the corporation are closed on such date, in which event such holder shall be deemed to have become a holder of record of the shares of Common Stock issued upon conversion of the shares of Class C Preferred Stock on the next succeeding date on which the transfer books of the corporation are open. Upon conversion of only a portion of the number of shares of Class C Preferred Stock represented by a certificate or certificates surrendered for conversion, the corporation shall issue and deliver to or upon the written order of the holder of the certificate or certificates so surrendered a new certificate or certificates representing the number of shares of Class C Preferred Stock not so converted.

          (c) No fractional shares of Common Stock shall be issued upon conversion of shares of Class C Preferred Stock. In lieu of issuing fractional shares of Common Stock upon conversion of shares of Class C Preferred Stock, the corporation shall pay a cash adjustment in respect of such fractional shares of Common Stock equal to the fair market value thereof, as determined in good faith by the Board of Directors of the corporation. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of outstanding shares of Class C Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of Class C Preferred Stock from time to time outstanding.

          (d) The number of shares of Common Stock into which a share of Class C Preferred Stock shall be convertible as set forth in subparagraph (a) of this paragraph 4, shall be subject to adjustment from time to time as follows:

          (1) In case the corporation shall at any time subdivide its outstanding shares of Common Stock or shall issue a dividend or other distribution payable in shares of Common Stock, then effective immediately after the effective date of such subdivision or from and after the record date fixed by the Board of Directors of the corporation for such dividend or other distribution, as the case may be, the number of shares of Common Stock issuable upon conversion of a share of Class C Preferred Stock shall be adjusted to equal the sum of (i) that number of shares of Common Stock issuable upon conversion of a share of Class C Preferred Stock immediately prior to such date and (ii) that number of shares of Common Stock as would have been issuable on such shares as a result of such subdivision, dividend or distribution, as the case may be, had such conversion occurred immediately prior to such subdivision, dividend or distribution;

          (2) In case the corporation shall at any time combine its outstanding shares of Common Stock, then effective immediately after the effective date of such combination the number of shares of Common Stock issuable upon conversion of a share of Class C Preferred Stock shall be adjusted to equal the number obtained by multiplying the number of shares of Common Stock issuable upon conversion of a share of Class C Preferred Stock immediately prior to such date by the Combination Ratio (as hereinafter defined). The Combination Ratio shall equal a fraction, the numerator of which shall be the number of shares of Common Stock issuable on such shares as a result of such combination, had such such conversion occurred immediately prior to such combination and the denominator of which shall be the number of shares of Common Stock issuable upon conversion of a share of Class C Preferred Stock immediately prior to such combination.

          (3) In case the corporation shall at any time recapitalize or reclassify its capital stock, or in case of any consolidation or merger of the corporation with or into any other person (other than a consolidation or merger in which the corporation is the continuing entity and which does not result in any change in the capital stock of the corporation) or in case of the sale or other disposition of all or substantially all the assets of the corporation as an entirety to any other person, then in each such case each outstanding share of Class C Preferred Stock shall after such recapitalization, reclassification, consolidation, merger, sale or other disposition be convertible into the kind and number of shares of capital stock or other securities or assets of the corporation or of the entity resulting from such consolidation or surviving such merger or to which such assets shall have been sold or otherwise disposed of to which the holder thereof would have been entitled if immediately prior to such recapitalization, reclassification, consolidation, merger, sale or other disposition such holder had converted its shares of Class C Preferred Stock. The provisions set forth above shall apply to successive recapitalizations, reclassifications, consolidations, mergers, sales or other dispositions.

          (e) In the case the corporation shall, at any time, make a distribution to the holders of Common Stock of warrants or options to purchase shares of Common Stock, then, effective from and after the record date fixed by the Board of Directors of the corporation for such distribution, upon the conversion of a share of Class C Preferred Stock, the holder of such share shall be entitled to receive, in addition to any shares of Common Stock issuable upon such conversion, warrant(s) or option(s) (the "Conversion Warrants") to purchase that number of shares of Common Stock as would have been purchasable pursuant to the warrant(s) or option(s) that such holder would have been entitled to receive had the conversion occurred immediately prior to such distribution; provided, however, the number of shares issuable upon exercise of such Conversion Warrants shall be adjusted upon issuance of such Conversion Warrants in accordance with the terms thereof to reflect all such adjustments as would have been made if such Conversion Warrants had been issued on the date of original distribution of warrants or options to the holders of Common Stock. Any such Conversion Warrants shall have terms identical to the terms of the applicable warrants or options previously issued to the holders of Common Stock (the "Underlying Warrants"), provided that such Conversion Warrants shall be exercisable, commencing on the date of their issuance pursuant to this paragraph 4, for a number of years equal to the total number of years during which the Underlying Warrants are or were exercisable; and provided further that the exercise price per share of Common Stock issuable upon exercise of the Conversion Warrants shall, so long as any Underlying Warrants remain outstanding and in effect, be equal to the exercise price per Common Share under such Underlying Warrants, and thereafter shall be adjusted in accordance with the terms of the Conversion Warrants.

          (f) Upon the occurrence of any event described in subparagraph (d) or (e) of this paragraph 4, the corporation shall promptly furnish to each holder of Class C Preferred Stock a certificate of an officer of the corporation setting forth the number of shares of Common Stock and/or Conversion Warrants issuable upon conversion of such holder's Class C Preferred Stock after all adjustments required by such subparagraph (d) or (e) and a brief statement of the facts accounting for such adjustment.

          (g) All shares of Common Stock issued upon conversion of shares of Class C Preferred Stock shall, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all liens and charges. All accrued and unpaid dividends on outstanding shares of Class C Preferred Stock surrendered for conversion shall be forfeited.

     5.   Voting Rights.

          (a) So long as any shares of Class C Preferred Stock are outstanding, the holders of shares of Class C Preferred Stock shall be entitled (voting, except with respect to those matters enumerated below in subparagraph (d) of this paragraph 5, together with the holders of outstanding shares of Common Stock of the corporation as a class) to vote on or otherwise consent to any matter requiring the voter consent of the stockholders of the corporation under the laws of the State of Delaware.

          (b) Each holder of outstanding shares of Class C Preferred Stock shall be entitled to one vote for each share of Class C Preferred Stock held of record by such holder on the record date fixed by the Board of Directors of the corporation for determining the stockholders of the corporation entitled to vote or otherwise consent to any matter.

          (c) So long as any shares of Class C Preferred Stock are outstanding, the corporation will not, without the affirmative consent or vote at an annual or special meeting of stockholders of the holders of at least a majority of the outstanding shares of Class C Preferred Stock (excluding treasury shares and shares held by subsidiaries of the corporation), voting as a class, create any class or series of capital stock ranking prior to the Class C Preferred Stock but junior to the Class B Preferred Stock as to dividends, mandatory redemption payments or upon the liquidation, dissolution or winding up of the affairs of the corporation, or amend, alter or repeal the corporation's Certificate of Incorporation to affect adversely the powers, rights or preferences of the shares of Class C Preferred Stock.

          (d) So long as any shares of Class C Preferred Stock are outstanding, the affirmative consent or vote at an annual or special meeting of stockholders (or, in lieu of such a meeting, the written consent) of the holders of at least a majority of the outstanding shares of Class C Preferred Stock (excluding treasury shares), voting as a class, shall be required for the corporation to, or to permit any of its subsidiaries to:

               (i)  directly or indirectly, create, incur,
assume, guarantee or otherwise become liable with respect to indebtedness for borrowed money in an aggregate amount outstanding at any time in excess of $15,000,000 other than (A) indebtedness under the Credit Agreement, as such agreement may be amended from time to time, provided that, in the event that any amendment to the Credit Agreement results in an increase in the aggregate amount of commitments to loan funds under the Credit Agreement (it being understood and agreed that neither the extension of commitments then in effect nor the waiver or extension of any commitment reduction shall constitute such an increase in commitments), the amount of such increased commitments shall be included in the $15,000,000 limitation set forth in this paragraph 5(d)(i); (B) indebtedness evidenced by 16% Pay-in-Kind Junior Subordinated Debentures Due 2003, including in-kind dividends thereon, Debentures issued in exchange for shares of Class B Preferred Stock pursuant to the applicable provisions of this Article FOURTH and in-kind dividends thereon; (C) indebtedness under any interest rate protection agreement entered into pursuant to Section 10.11 of the Credit Agreement; and (D) indebtedness permitted under
Section 11.05 (x), (xi), (xii) or (xiii) of the Credit Agreement;


               (ii) directly or indirectly, create, incur, assume, guarantee or otherwise become or remain liable with respect to (A) any agreement for the lease, hire or use of any real or personal property required to be characterized as a capital lease in accordance with generally accepted accounting principles in an amount in excess of $2,000,000 or (B) any agreement for the lease, hire or use of any real or personal property required to be characterized as an operating lease in accordance with generally accepted accounting principles in an amount payable during the term of such lease in excess of $2,000,000;

               (iii) issue shares of capital stock (common or preferred), capital stock equivalents, securities convertible into capital stock, or options, warrants, or other rights to acquire capital stock; provided, however, that the corporation may (A) pay in-kind dividends on the Class A Preferred Stock and the Class B Preferred Stock in accordance with the applicable provisions of this Article FOURTH, (B) issue and sell up to 4,123,715 shares of Common Stock to an employee stock ownership plan established by the corporation, (C) issue to Bankers Trust Company or its designee pursuant to the terms of a warrant dated March 11, 1988 issued by DME Holdings, Inc. to Pyramid Ventures, Inc. a warrant or warrants to purchase up to 10% of the shares of Common Stock of the corporation on a fully diluted basis (the "Bank Warrant"), (D) issue and sell to the holders of Common Stock, in connection with the sale of Common Stock to the employee stock ownership plan, warrants entitling such holders to acquire up to an aggregate of 5,066,275 additional shares of Common Stock, provided that such aggregate number of shares shall include a number of shares reserved for issuance upon the exercise of warrants issuable upon conversion of the Class C Preferred Stock in accordance with the terms of Paragraph 4(e) of this Section C of Article FOURTH (the "Shareholder Warrants") and
(E) issue shares of Common Stock pursuant to the Bank Warrant and the Shareholder Warrants.

               (iv) declare, make or pay any dividends on any shares of capital stock, by any means whatsoever, or purchase, redeem, or otherwise acquire, any shares of its capital stock, or set aside any funds for any such purpose; provided, however, that the corporation may (A) pay dividends on the Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock in accordance with the applicable provisions of this Article FOURTH,
(B) redeem the Class A Preferred Stock and the Class B Preferred Stock in accordance with the applicable provisions of this Article FOURTH, (C) repurchase, as and to the extent required by law or contractual obligation, shares of Common Stock distributed by the corporation's employee stock ownership plan to participants in such plan, (D) repurchase shares of Common Stock held by employees of the corporation (other than shares distributed to employees by the corporation's employee stock ownership plan), provided that the aggregate cost of such repurchases pursuant to this clause D shall not exceed $250,000 in any fiscal year of the corporation, (E) exchange the Class B Preferred Stock for the Debentures in accordance with the applicable provisions of this Article FOURTH and (F) convert shares of Class C Preferred Stock into shares of Common Stock and warrants or options in accordance with the applicable provisions of this Article FOURTH;

               (v) employ or terminate the employment of the chief executive officer or the chief operating officer of the corporation or any executive officer reporting directly to either of them, or materially alter the terms of any employment agreement or other arrangement with the corporation of such officer or officers;

               (vi) directly or indirectly, lend any amount to, incur any indebtedness to, or enter into any contracts material to its business or operations with, any of its officers or directors, any of its shareholders, any member of the immediate families of such officers, directors or shareholders, or any firm or corporation in which such persons have an ownership interest; provided that the corporation may make advances and loans to officers in the ordinary course of business in an aggregate amount outstanding at any time not to exceed $1,500,000 and may incur indebtedness to officers in the ordinary course of business in form of deferred compensation and accrued vacation compensation;

               (vii) sell, lease, license, transfer or cause or permit the sale, lease, license or transfer of the assets of the corporation or its subsidiaries (other than (A) inventory in the ordinary course of business or uneconomic or obsolete equipment in the ordinary course of business (B) the Specialty Contracting Business (as defined in the Credit Agreement) and (C) Scheduled Asset Sales (as defined in the Credit Agreement)) if the aggregate book value of such assets, when added to all other assets sold, leased, licensed or transferred (excluding sales described in clauses (A), (B) and (C) above) within the four consecutive preceding fiscal quarters exceeds $2,000,000;

               (viii) acquire, whether by purchase, lease, license, merger, joint venture or otherwise, any assets (other than inventory, materials and equipment in the ordinary course of business) if the cost thereof, when added to the cost of all other assets acquired during the four consecutive preceding fiscal quarters, exceeds $2,000,000; or

               (ix) alter or repeal those provisions of the By-Laws of the corporation which pertain generally to the election and duties of the directors of the corporation or which affect the rights and powers of the shareholders of the corporation.

D.   Common Stock

     1. Rank. The Common Stock shall, with respect to the payment of dividends and upon the liquidation, dissolution or winding up of the affairs of the corporation, rank (i) senior and prior to any class or series of capital stock of the corporation hereafter issued the terms of which specifically provide that shares of such class or series shall rank junior to the shares of Common Stock (shares of such class or series are collectively referred to in this Section D of Article FOURTH as the "Junior Securities"); (ii) on a parity with and any other class or series of capital stock of the corporation hereafter issued the terms of which specifically provide that shares of such class or series shall rank on a parity with the shares of Common Stock (shares of such class or series are collectively referred to in this Section D of Article FOURTH as the "Parity Securities"); and (iii) junior to the shares of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and to any other class or series of capital stock of the corporation hereafter issued unless the terms of such class or series of capital stock of the corporation specifically provide that shares of such series or class shall rank junior to or on a parity with shares of Common Stock (shares of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and any other class or series of capital stock of the corporation hereafter issued the terms of which do not specifically provide that shares of such class or series shall rank junior to or on a parity with the shares of Common Stock are collectively referred in this Section D of Article FOURTH as the "Senior Securities").

     2.   Dividends.

          (a) From and after the date of issuance, the holders of outstanding shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, to the extent permitted under the DGCL, cash dividends on each dividend payment date selected by the Board of Directors of the corporation (each such date is referred to herein as a "Dividend Payment Date"), in such amounts as the Board of Directors shall from time to time determine; provided, however, that no dividends on outstanding shares of Common Stock shall be declared or paid unless, concurrently with such declaration or payment, dividends in an equal amount per share are also declared or paid, as the case may be, on any outstanding Parity Securities. Such dividends shall be payable to the holders of record of outstanding shares of Common Stock as their names shall appear on the stock register of the corporation on such record date, not more than sixty or less than ten days preceding each such Dividend Payment Date, as shall be fixed by the Board of Directors in advance of payment of each such dividend. All dividends shall be paid pro rata to the holders of outstanding shares of Common Stock entitled thereto.

          (b) Dividends shall not be paid on the outstanding shares of Common Stock for any period in which dividends for the current or any prior period or mandatory redemption payments due in the current or any prior period have not been paid in full on any outstanding Senior Securities, or, with respect to the Class C Preferred Stock, unless dividends thereon are paid concurrently with such payment in accordance with Paragraph 2(a) of Section C of this Article FOURTH.

     3.   Liquidation.

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, after the payment of all preferential liquidation payments on outstanding Senior Securities, subject to rights of creditors, the holders of outstanding shares of Common Stock, the holders of any warrants exercisable for shares of Common Stock (to the extent the terms of such warrants entitle the holders thereof to receive any assets of the corporation available for distribution) and any other Parity Securities shall be entitled to receive the entire assets of the corporation available for distribution to such holders. Each such holder of outstanding shares of Common Stock shall be entitled to receive that portion of the assets of the corporation available for distribution which the number of shares of Common Stock held by such holder bears to the total number of shares of Common Stock and shares of any Parity Securities outstanding on the effective date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

     4. Voting Rights. The holders of shares of Common Stock shall be entitled to vote on or otherwise consent to any matter requiring the vote or consent of the stockholders of the corporation under the laws of the State of Delaware. Each holder of outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder on the record date fixed by the Board of Directors of the corporation for determining the stockholders of the corporation entitled to vote or otherwise consent to such matter.


          FIFTH:    The corporation is to have perpetual
existence.


          SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.


          SEVENTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          To make, alter or repeal the By-Laws of the corporation;

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation; and

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

          By resolution or resolutions passed by a majority of the whole Board of Directors to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which to the extent provided in said resolution or resolutions or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

          When and as authorized by the affirmative vote of the holders of a majority of the capital stock issued and outstanding having voting power given at a stockholders meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

          The corporation may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.


          EIGHTH: Meetings of stockholders may be held outside the State of Delaware, if the By-Laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be from time to time designated by the Board of Directors.


          NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


          TENTH: No stockholder of this corporation shall have any preemptive or preferential right, nor shall any stockholder be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of capital stock of the corporation of any class, whether now or hereafter authorized, and whether issued for money or for a consideration other than money, or of any issue of securities or obligations convertible into stock.


          ELEVENTH: In all elections of directors of the corporation each holder of a share of Class C Preferred Stock of the corporation and each holder of a share of Common Stock of the corporation entitled to vote for the election of directors shall be entitled to as many votes as shall equal the number of votes which, except for the provisions of this Article ELEVENTH, such holder would be entitled to cast for the election of directors with respect to the number of shares of Class C Preferred Stock or Common Stock, as the case may be, held by such holder which are eligible to so vote multiplied by the number of directors to be elected. Each holder of shares of Class C Preferred Stock and each holder of a share of Common Stock entitled to vote for the election of directors may cast all of such votes for a single director or may distribute such votes among the number of directors to be elected, or any two or more of them, as such holder sees fit. No director so elected may be removed by the stockholders of the corporation if the votes cast against his removal would be sufficient to elect him at an election at which the same total number of votes were cast in favor of such director and the entire Board of Directors, or class of directors of which such director is a member, were then being elected.


          TWELFTH: The property, business and affairs of the corporation shall be managed and controlled by the Board of Directors. Subject to the other provisions of this Restated Certificate of Incorporation providing for the expansion of the number of directors constituting the whole Board of Directors in certain circumstances, the number of directors of the corporation shall not be less than nine (9), nor more than twelve (12), the exact number of directors to be determined from time to time by resolution of a majority of the whole Board of Directors, and such exact number shall be nine (9) until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board of Directors. As used herein, the term "whole Board" means the total number of directors which the corporation would have if there were no vacancies. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. The initial term of office of directors of the first class shall expire at the next succeeding annual meeting of stockholders of the corporation; the initial term of office of directors of the second class shall expire at the second succeeding annual meeting of stockholders of the corporation; and the initial term of office of directors of the third class shall expire at the third succeeding annual meeting of stockholders of the corporation. At the conclusion of each term, nominated directors of the class whose term of office has expired shall stand for election for a three year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office; provided further that the policy regarding mandatory retirement of directors shall be as established by a majority of the whole Board of Directors, and any incumbent director reaching the mandatory retirement age last established prior to his most recent election to the Board of Directors shall be eligible to serve only through the date he attains such mandatory retirement age (regardless of the remaining term of such incumbent director's class). Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the whole Board of Directors, and any other vacancy occurring in the Board of Directors may be refilled by a majority of the whole Board of Directors, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.


          THIRTEENTH: A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this Article THIRTEENTH shall not eliminate or limit a director's liability (i) for any breach of the director s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article THIRTEENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article THIRTEENTH shall not increase the personal liability of any director of this corporation or otherwise adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification. The provisions of this Article THIRTEENTH shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article THIRTEENTH.


          FOURTEENTH: (a) Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized or permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided, however, that, except as provided in this clause (a) of Article FOURTEENTH, the corporation shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this clause (a) of Article FOURTEENTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his capacity as such in advance of the final disposition of any such action, suit or proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this clause (a) of Article FOURTEENTH or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (b) If a claim under clause (a) of Article FOURTEENTH is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition set forth herein shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

          (d) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.